UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2010 (March 31, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 6, 2010, as part of our ongoing program of investment in technology, we announced a new software agreement with International Business Machines Corporation (“IBM”). On March 31, 2010, Travelport, LP, an indirect wholly owned subsidiary of Travelport Limited, entered into Amendment 11 (“Amendment 11”) to the Asset Management Offering Agreement, effective as of July 1, 2002, as amended (as so amended, the “IBM AMO Agreement”), among Travelport, LP, IBM and IBM Credit LLC. Among other changes, Amendment 11 extends the term of the IBM AMO Agreement until December 31, 2014. Pursuant to the terms of Amendment 11, the Company will obtain the following services: upgrades to existing systems architecture and software infrastructure at the Company’s Atlanta, Georgia data center; migration services and access to IBM’s z/Transaction Processing Facility software platform; licenses and other software products; and equipment and software maintenance and various other services.
A copy of the press release, dated April 6, 2010, relating to the IBM AMO Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated April 6, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: April 6, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated April 6, 2010 (March 31, 2010)
EXHIBIT INDEX
99.1	Press Release dated April 6, 2010.